TBPE REGISTERED ENGINEERING FIRM F-1580 FAX (713) 651-0849

1100 LOUISIANA SUITE 4600 HOUSTON, TEXAS 77002-5294TELEPHONE (713) 651-9191

EXHIBIT 23.2

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Evolve Transition Infrastructure LP, including any amendments thereto, of our report dated February 15, 2021, related to the estimated future reserves and income attributable to certain leasehold interests of Evolve Transition Infrastructure LP which is included as an exhibit to the Annual Report on Form 10-K for the year ended December 31, 2020, filed by Evolve Transition Infrastructure LP with the Securities and Exchange Commission on March 16, 2021.

/s/ Ryder Scott Company, L.P.

RYDER SCOTT COMPANY, L.P.
TBPE Firm Registration No. F-1580

Houston, Texas

March 16, 2021

SUITE  2800,  350  7TH  AVENUE, S.W.CALGARY, ALBERTA T2P 3N9TEL (403) 262-2799

633  17TH STREET, SUITE 1700DENVER, COLORADO 80202TEL (303) 339-8110